UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lowe’s Companies, Inc.

Notice of
Annual Meeting
and
Proxy Statement

2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 30, 2008 — the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

LOWE’S
COMPANIES,
INC.
April   , 2008

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to our 2008 Annual Meeting to be held at the Ballantyne Resort, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Friday, May 30, 2008 at 10:00 a.m. Directions to the Ballantyne Resort are printed on the back of the Proxy Statement.

This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2007 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2007 Annual Report and a proxy card. All shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We intend to broadcast the meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available for two weeks after the meeting.

The Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed with this letter. The Proxy Statement tells you about the agenda and the procedures for the meeting. There are five items of business on this year’s agenda, each as described in detail in the Proxy Statement. Your vote by proxy or in person at the meeting is important.

Yours cordially,

Robert A. Niblock
Chairman of the Board
and Chief Executive Officer

Notice of
Annual Meeting of Shareholders
of Lowe’s Companies, Inc.

Date:	May 30, 2008

Time:	10:00 a.m.

Place:	Ballantyne Resort 10000 Ballantyne Commons Parkway Charlotte, North Carolina

Purpose:	1. To elect three Class I directors to a term of three years.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year.

3. To approve amendments to Lowe’s Articles of Incorporation eliminating the classified structure of the Board of Directors.

4. To consider and vote upon two shareholder proposals set forth at pages 33 through 37 in the accompanying Proxy Statement.

5. To transact such other business as may be properly brought before the Annual Meeting of Shareholders.

Only shareholders of record at the close of business on March 28, 2008 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders for the fiscal year ended February 1, 2008, which accompanies this Notice of Annual Meeting of Shareholders.

By Order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April   , 2008

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly.

If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following:

•	Vote at the internet site address listed on your proxy card;
•	Call the toll-free number listed on your proxy card; or
•	Sign, date and return in the envelope provided the enclosed proxy card.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares by proxy at the internet site address listed on your Notice. You may also request a paper copy of the Proxy Materials by visiting the internet site address listed on your Notice, or by calling the telephone number or sending an e-mail to the e-mail address listed on your Notice.

Lowe’s Companies, Inc.

Proxy Statement
for
Annual Meeting of Shareholders
May 30, 2008

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of Lowe’s Companies, Inc. (“Company” or “Lowe’s”) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ballantyne Resort located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina on Friday, May 30, 2008 at 10:00 a.m.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review online all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, however, you should follow the instructions for requesting those materials included in the Notice.

The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April   , 2008. This Proxy Statement and the enclosed form of proxy relating to the 2008 Annual Meeting are also first being made available to shareholders on or about April   , 2008.

Outstanding Shares

On March 28, 2008, there were           shares of Company common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

How To Vote

You may vote by proxy or in person at the meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy card; call the toll-free number set forth on your proxy card; or mail your signed and dated proxy card to our tabulator in the envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the internet site address listed on your Notice. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to amend Lowe’s Articles of Incorporation eliminating the classified structure of the Board of Directors, and “AGAINST” each of the two shareholder proposals. The proxyholders also will vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. Generally, in order to vote all of your shares, you need to vote on the Internet site address set forth on your proxy card, call the toll-free number set forth on your proxy card, or sign, date and return all of your proxy cards. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy materials from that person. Shares registered in your name directly are covered by a separate proxy card.

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors, ratify the appointment of the independent registered public accounting firm and approve the proposed amendments to the Articles of Incorporation are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. The shareholder proposals are “non-discretionary” matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.  In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares for which votes are “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will continue to be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Approval of Amendments to Articles of Incorporation.  Approval of the proposal to amend Lowe’s Articles of Incorporation to eliminate the classified structure of the Board of Directors requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock.

Other Proposals.  Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR” each of our nominees to the Board of Directors;

•	“FOR” ratifying Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the proposal to approve amendments to Lowe’s Articles of Incorporation eliminating the classified structure of the Board of Directors;

•	“AGAINST” the shareholder proposal regarding supermajority vote requirements; and

•	“AGAINST” the shareholder proposal regarding executive compensation plan.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Attending In Person

Only shareholders, their designated proxies and guests of the Company may attend the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

The number of directors is currently fixed at 11. The Articles of Incorporation of the Company divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The three nominees standing for election as Class I directors at the 2008 Annual Meeting of Shareholders are: Robert A. Ingram; Robert L. Johnson; and Richard K. Lochridge. If elected, each Class I nominee will serve until his term expires in 2011 or until a successor is duly elected and qualified.

All of the nominees are currently serving as directors. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the three nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING THE NOMINEES

Nominees for Election as Class I Directors — Term to Expire in 2011

Robert A. Ingram	Director Since: 2001 Age: 65

Member of Compensation and Organization Committee and Governance Committee. Vice Chairman Pharmaceuticals, GlaxoSmithKline, a pharmaceutical research and development company, since January 2003. Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline, January 2001-2002. Chief Executive Officer of Glaxo Wellcome plc, 1997-2000. Chairman of Glaxo Wellcome Inc. (Glaxo Wellcome plc’s United States subsidiary), 1999-2000. Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc., 1997-1999. He also serves on the boards of directors of Allergan, Inc.; Edwards Lifesciences Corporation; OSI Pharmaceuticals, Inc. (Chairman); Valeant Pharmaceuticals International (Lead Director); and Wachovia Corporation. Mr. Ingram is also a member of the board of advisors for the H. Lee Moffitt Cancer Center & Research Institute.

Robert L. Johnson	Director Since: 2005 Age: 62

Member of Audit Committee and Governance Committee. Founder and Chairman of the RLJ Companies, which owns or holds interests in companies operating in professional sports (including the NBA Charlotte Bobcats), hospitality/restaurant, real estate, financial services, gaming and recording industries. Prior to forming the RLJ Companies, he was founder and chairman of Black Entertainment Television (“BET”), which was acquired in 2000 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2005. He also serves on the board of directors of Strayer Education, Inc.

Richard K. Lochridge	Director Since: 1998 Age: 64

Member of Compensation and Organization Committee and Governance Committee. President, Lochridge & Company, Inc., a general management consulting firm, since 1986. He also serves on the boards of directors of Dover Corporation and PetSmart, Inc.

INFORMATION CONCERNING CONTINUING DIRECTORS

Class II Directors — Term to Expire in 2009

Peter C. Browning	Director Since: 1998 Age: 66

Member of Audit Committee and Governance Committee. Dean of the McColl Graduate School of Business at Queens University of Charlotte from March 2002 to May 2005. Non-Executive Chairman 2000-2006 and Lead Director since 2006, Nucor Corporation, a steel manufacturer. President and CEO of Sonoco Products Company, a manufacturer of industrial and consumer packaging products, 1998-2000. He also serves on the boards of directors of Acuity Brands, Inc.; EnPro Industries, Inc.; Nucor Corporation; The Phoenix Companies, Inc.; and Wachovia Corporation.

Marshall O. Larsen	Director Since: 2004 Age: 59

Chairman of Compensation and Organization Committee and member of Executive Committee and Governance Committee. Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer since February 2002 and April 2003, respectively. Chief Operating Officer of Goodrich Corporation from February 2002 to April 2003. Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Aerospace Corporation, a subsidiary of Goodrich Corporation, 1995-2002. He also serves on the board of directors of Becton, Dickinson and Company.

Stephen F. Page	Director Since: 2003 Age: 68

Chairman of Audit Committee and member of Executive Committee and Governance Committee. Served as Vice Chairman and Chief Financial Officer of United Technologies Corporation, manufacturer of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in 2004. President and Chief Executive Officer of Otis Elevator Company, a subsidiary of United Technologies Corporation, from 1997 to 2002. He also serves on the boards of directors of Liberty Mutual Holding Company, Inc. and PACCAR Inc.

O. Temple Sloan, Jr.	Director Since: 2004 Age: 69

Chairman of Governance Committee and member of Audit Committee and Executive Committee. Chairman and Chief Executive Officer of General Parts International, Inc., Raleigh, North Carolina, a distributor of automotive replacement parts. He also serves on the boards of directors of Bank of America Corporation (Lead Director), Golden Corral and Highwoods Properties, Inc., where he serves as Chairman of the Board.

Class III Directors — Term to Expire in 2010

David W. Bernauer	Director Since: 2007 Age: 64

Member of Audit Committee and Governance Committee. Non-Executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreen, at which time he stepped down from his executive duties with the company while remaining Chairman of the Board, a position he had held since January 2003. From 1999 to January 2002, he served as President and Chief Operating Officer of Walgreen. He has served in various management positions, with increasing areas of responsibility, at Walgreen since 1966. He also serves on the board of directors of Office Depot, Inc.

Leonard L. Berry	Director Since: 1998 Age: 65

Member of Compensation and Organization Committee and Governance Committee. Distinguished Professor of Marketing, M.B. Zale Chair in Retailing and Marketing Leadership, and Professor of Humanities in Medicine, Texas A&M University, since 1982. He also serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Dawn E. Hudson	Director Since: 2001 Age: 50

Member of Compensation and Organization Committee and Governance Committee. President and Chief Executive Officer of Pepsi-Cola North America, a beverage maker and franchise company, from June 2002 to November 2007 and March 2005 to November 2007, respectively. Senior Vice President, Strategy and Marketing for Pepsi-Cola North America, 1997-2002. She also serves on the board of directors of Allergan, Inc.

Robert A. Niblock	Director Since: 2004 Age: 45

Chairman of Executive Committee.  Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. since January 2005. President from March 2003 to December 2006. Executive Vice President and Chief Financial Officer, 2001-2003. Senior Vice President and Chief Financial Officer, 2000-2001.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Governance Guidelines and Code of Conduct

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Governance Guidelines and Code of Conduct are posted on the Company’s website at (www.Lowes.com/investor). Shareholders and other interested persons may obtain a written copy of the Governance Guidelines and Code of Conduct by contacting Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. As permitted by NYSE rules, the Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	Temple Sloan is a member of the board of directors of Bank of America Corporation, and Peter Browning and Robert Ingram are members of the board of directors of Wachovia Corporation. The Company has commercial banking and capital markets relationships with subsidiaries of both of these bank holding companies.

•	Temple Sloan is Chairman of the board of directors of Highwoods Properties, Inc., a real estate investment trust from which the Company leases a facility for a data center.

•	Stephen Page is a director of Liberty Mutual Holding Company, Inc. The Company purchases insurance from several of its subsidiaries covering various business risks. Subsidiaries of this company also administer Lowe’s short-term disability plan for its employees and have recently begun administering the family medical leave program for Lowe’s employees.

•	Robert Johnson is a director and controlling shareholder of Urban Trust Bank, which the Company uses as a depositary bank. Mr. Johnson also controls and is an officer of the organization that owns the Charlotte Bobcats NBA team. The Company has a multi-year sponsorship agreement with the team.

•	Richard Lochridge is a director of Dover Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products.

•	David Bernauer is a director of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Peter Browning is a director of Acuity Brands, Inc. from which the Company purchases various lighting products.

In addition, with respect to Messrs. Johnson, Larsen, Ingram and Sloan, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where each of them, or a member of their immediate family, serves as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert Niblock, and all of the members of the Audit Committee, Compensation and Organization Committee, and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate Securities and Exchange Commission requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.  Directors who are not employed by the Company are paid an annual retainer of $75,000, and non-employee directors who serve as a committee chairman receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2002.

Stock Awards.  In May 2005, shareholders approved an amended and restated Director’s Stock Option and Deferred Stock Unit Plan, allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (“Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. Each deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $115,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

Deferral of Annual Retainer Fees.  In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on the Wachovia Bank, N.A. prime rate plus 1%, adjusted each quarter. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during fiscal year 2007:

Director Compensation Table
Fiscal Year 2007

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
	Fees Earned or		Stock	Options	Compensation
	Paid in Cash		Awards	Awards	Earnings	Total
Name	($)		($) (1)	($) (2)	($) (3)	($)

David W. Bernauer	56,250	(4)	115,668	0	0	171,918
Leonard L. Berry	75,000		115,668	0	0	190,668
Peter C. Browning	75,000		115,668	0	0	190,668
Dawn E. Hudson	75,000		115,668	0	0	190,668
Robert A. Ingram	75,000		115,668	0	0	190,668
Robert L. Johnson	75,000		115,668	0	0	190,668
Marshall O. Larsen	90,000		115,668	0	7,105	212,773
Richard K. Lochridge	75,000		115,668	0	0	190,668
Stephen F. Page	100,000		115,668	0	0	215,668
O. Temple Sloan, Jr.	90,000		115,668	0	0	205,668

(1)	The dollar amount shown for these stock awards represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 in compliance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (SFAS 123R) for 3,600 deferred stock units granted to each director in fiscal year 2007. These amounts reflect Lowe’s accounting expense for these awards and do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. For information on the assumptions used to calculate the value of the deferred stock units awarded in fiscal year 2007, see Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2008. As of February 1, 2008, each non-employee director, with the exception of Mr. Bernauer, held 10,554 deferred stock units. As of February 1, 2008, Mr. Bernauer (who was first elected a director on May 25, 2007) held 3,634 deferred stock units.

(2)	As of February 1, 2008, non-employee directors held options, all of which are vested, to acquire shares of Lowe’s Common Stock previously granted to them under the Lowe’s Companies, Inc. Directors’ Stock Option Plan as shown in the table below.

Total
Outstanding
Name	(#)

David W. Bernauer	0
Leonard L. Berry	26,666
Peter C. Browning	32,000
Dawn E. Hudson	32,000
Robert A. Ingram	32,000
Robert L. Johnson	0
Marshall O. Larsen	8,000
Richard K. Lochridge	32,000
Stephen F. Page	8,000
O. Temple Sloan, Jr.	8,000

(3)	Amount shown represents the above-market portion of interest credited on deferred annual retainer and committee chairman fees for Mr. Larsen, who has selected the investment measure that adjusts his account value based on the Wachovia Bank, N.A. prime rate plus 1%.

(4)	Mr. Bernauer was first elected a director on May 25, 2007. The amount reported reflects fees earned for the period from May 25, 2007 through the end of the 2007 fiscal year.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings.  During fiscal year 2007, the Board of Directors held six meetings. All incumbent directors attended at least 75% of all meetings of the Board and the committees on which they served.

Executive Sessions of the Non-management Directors.  The non-management directors, all of whom are independent, meet in regularly scheduled executive sessions. Mr. Sloan, Chairman of the Governance Committee, presides over these executive sessions and in his absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.  Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors and their Charters.  The Board has four standing committees: the Audit Committee; the Compensation and Organization Committee; the Executive Committee; and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with specific provisions of the Bylaws. A copy of each written committee charter is available on our website at (www.Lowes.com/investor). You may also obtain a copy of each written committee charter by contacting Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

How to Communicate with the Board of Directors and Independent Directors.  Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group, may do so by sending a written communication addressed to O. Temple Sloan, Jr., as Chairman of the Governance Committee, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Five

Members:	Stephen F. Page (Chairman), David W. Bernauer, Peter C. Browning, Robert L. Johnson and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2007:	Eight

Purpose and Functions:	The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent registered public accounting firm, and (D) the independent registered public accounting firms’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and approving the appointment, annual performance, replacement, reassignment or discharge of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the work of the Internal Audit Department; reviews financial statements and the accounting principles being applied thereto; and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission (“SEC”), and has designated Stephen F. Page, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(l)(ii) of the Exchange Act, the Categorical Standards and the current listing standards of the NYSE. No changes have been made to the Audit Committee Charter previously approved by the Board of Directors, a copy of which is available on our website. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation and Organization Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Leonard L. Berry, Dawn E. Hudson, Robert A. Ingram and Richard K. Lochridge

Number of Meetings in Fiscal Year 2007:	Six

Purpose and Functions:	The primary purpose of the Compensation and Organization Committee (“Compensation Committee”) is to discharge the responsibilities of the Board of Directors relating to compensation, organization and succession planning for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, recommends to the Board for approval by the independent directors, the Chief Executive Officer’s annual compensation. The Compensation Committee also reviews and approves the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee also has a role under the Company’s Corporate Governance Guidelines in determining and reviewing the form and amount of Director compensation. The Compensation Committee is also responsible for reviewing and discussing with management the Company’s compensation discussion and analysis (“CD&A”) and recommending to the Board that the CD&A be included in the Company’s Annual Report and Proxy Statement. In addition, the Compensation Committee is responsible for preparing the Report of the Compensation Committee included in this Proxy Statement. The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), Marshall O. Larsen, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2007:	Three

Purpose and Functions:	The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws.

Governance Committee

Number of Members:	Ten

Members:	O. Temple Sloan, Jr. (Chairman), David W. Bernauer, Leonard L. Berry, Peter C. Browning, Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Stephen F. Page

Number of Meetings in Fiscal Year 2007:	Five

Purpose and Functions:	The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and the Chief Executive Officer of the Company. The Governance Committee also ensures that a succession plan is in place for the Chief Executive Officer and his direct reports. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in an annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. The Bylaws require that any such recommendation should be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s nomination for director shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (2) such person’s written consent to being named as nominee and to serving as a director if elected, and (3) such person’s written consent to provide information the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the Company’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Company’s books, of such shareholder, and (B) the number of shares of Common Stock which are owned of record or beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

• high personal and professional ethics, integrity, practical wisdom and mature judgment;
• broad training and experience in policy-making decisions in business, government, education or technology;
• expertise that is useful to the Company and complementary to the background and experience of other directors;
• willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;
• commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and
• willingness to represent the best interests of all shareholders and objectively appraise management performance.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of March 20, 2008, except as otherwise noted, by each director, each nominee for election as a director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the incumbent directors, director nominees and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

	Number of
	Shares		Percent of
Name or Number of Persons in Group	(#)(1)		Class

David W. Bernauer	13,634		*
Leonard L. Berry	53,020		*
Gregory M. Bridgeford	823,968		*
Peter C. Browning	50,046		*
Charles W. Canter, Jr.	709,792		*
Dawn E. Hudson	36,834		*
Robert F. Hull, Jr.	526,156		*
Robert A. Ingram	42,554		*
Robert L. Johnson	10,554		*
Marshall O. Larsen	20,554		*
Richard K. Lochridge	52,778		*
Robert A. Niblock	1,884,184		*
Stephen F. Page	22,554		*
O. Temple Sloan, Jr.	231,872		*
Larry D. Stone	1,734,474		*
Directors and Executive Officers as a Group (22 total)	8,102,583		*
State Street Bank and Trust Company, Trustee	108,441,651	(2)	7.4%
225 Franklin Street
Boston, MA 02110
Capital Research Global Investors	172,592,500	(3)	11.8%
333 South Hope Street
Los Angeles, CA 90071
Capital World Investors	163,939,600	(4)	11.2%
333 South Hope Street
Los Angeles, CA 90071

*	Less than 1%

(1)	Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Bernauer 3,634 shares; Mr. Berry 34,554 shares; Mr. Bridgeford 423,061 shares; Mr. Browning 34,554 shares; Mr. Canter 330,712 shares; Ms. Hudson 34,554 shares; Mr. Hull 297,338 shares; Mr. Ingram 42,554 shares; Mr. Johnson 10,554 shares; Mr. Larsen 18,554 shares; Mr. Lochridge 34,554 shares;

Mr. Niblock 1,117,667 shares; Mr. Page 18,554 shares; Mr. Sloan 18,554 shares; Mr. Stone 1,008,031 shares; and all executive officers and directors as a group 4,427,337 shares.

(2)	Shares held at December 31, 2007, according to a Schedule 13G filed on February 12, 2008 with the SEC, which total includes 63,211,709 shares held in trust for the benefit of the Company’s 401(k) Plan participants. Shares allocated to participants’ 401(k) Plan accounts are voted by the participants by giving voting instructions to State Street Bank. The Company’s fiduciary committee directs the Trustee in the manner in which shares not voted by participants are to be voted. This committee has seven members.

(3)	Shares held at December 31, 2007, according to a Schedule 13G filed on January 10, 2008 with the SEC. That filing indicates that Capital Research Global Investors has sole dispositive power over all of the 172,592,500 shares shown. Capital Research Global Investors is a division of Capital Research and Management Company. Capital Research Global Investors and Capital World Investors, which is also a division of Capital Research and Management Company (see Footnote 4 below), make independent investment and proxy voting decisions.

(4)	Shares held at December 31, 2007, according to a Schedule 13G filed on January 10, 2008 with the SEC. That filing indicates that Capital World Investors has sole dispositive power over all of the 163,939,600 shares shown. Capital World Investors is a division of Capital Research Management Company. Capital World Investors and Capital Research Global Investors, which is also a division of Capital Research and Management Company (see Footnote 3 above), make independent investment and proxy voting decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2007, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal year 2007, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal year 2007 and prior fiscal years except as follows: Marshall O. Larsen, a director, filed a late Form 4 showing the purchase of Common Stock by a trust for the benefit of his spouse that is managed on a discretionary basis by an investment adviser. Gregory M. Bridgeford, an executive officer, filed a late Form 4 reporting both a sale and a gift of shares of Common Stock in a prior year.

EXECUTIVE OFFICER COMPENSATION

A.  Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”) is responsible for administering the Company’s executive compensation program. The Compensation Committee believes that total compensation should support Lowe’s key strategic objectives by:

•	Rewarding success in achieving financial performance goals, shareholder value creation, customer satisfaction and continuous improvement in the areas of quality and productivity.

•	Ensuring that shareholders and customers view Lowe’s as a premier retail organization that demonstrates best practices in business, operations and personnel.

Role of the Compensation and Organization Committee

The executive compensation program administered by the Compensation Committee applies to all executive officers, including the executive officers named in the compensation disclosure tables that follow this section. There are currently five members of the Compensation Committee, all of whom are independent, non-employee directors. Members of the Compensation Committee are appointed by the Board of Directors and meet in person four times a year, telephonically as needed and also occasionally consider and take action by written consent. The Chairman of the Compensation Committee reports to the Board of Directors the Compensation Committee’s actions and recommendations.

The Compensation Committee has full discretionary power and authority to administer the executive compensation program. In carrying out its responsibilities, the Compensation Committee:

•	Communicates the Company’s executive compensation philosophies and policies to shareholders;

•	Participates in the continuing development of, and approves any changes in, the program;

•	Monitors and approves annually the base salary and incentive compensation portions of the program, including participation, performance goals and criteria and determination of award payouts;

•	Initiates all compensation decisions for the Chairman and Chief Executive Officer of the Company, subject to final approval by the independent members of the Board of Directors; and

•	Reviews general compensation levels and programs for all other Section 16 officers to ensure competitiveness and appropriateness.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged and regularly consults with an independent consultant for advice on executive compensation matters. For the fiscal year that ended February 1, 2008, the Compensation Committee consulted with senior members of the compensation consulting practice of Hewitt Associates. Hewitt was engaged to (i) help ensure that the Compensation Committee’s actions are consistent with the Company’s business needs, pay philosophy, prevailing market practices and relevant legal and regulatory mandates, (ii) provide market data as background against which the Compensation Committee can consider executive management base salary, bonus, and long-term incentive awards each year, and (iii) consult with the Compensation Committee on how best to make compensation decisions with respect to executive management in a manner that is consistent with shareholders’ long-term interests.

Hewitt does not perform any consulting services directly for the Company with respect to compensation, benefits or actuarial services. The Company has separately engaged Hewitt, however, to perform other consulting services through one of Hewitt’s other business units over a two-year period in connection with the Company’s human capital metrics program that focuses on the Company’s recruiting and staffing efforts.

Role of Company Management

The Compensation Committee is also supported in its work by the Company’s Human Resource Management executives and supporting personnel. The Company’s Senior Vice President of Human Resources works most closely with the Compensation Committee, both in providing information and analysis for review and in advising the Compensation Committee concerning compensation decisions (except as it relates specifically to her compensation). The Chairman and Chief Executive Officer provides input to the Senior Vice President of Human Resources and her staff to develop recommendations concerning executive officer compensation, with the exception of himself, and presents these recommendations to the Compensation Committee.

General Principles of the Company’s Executive Compensation Program

Competitive Pay for Performance.  The program is designed to establish a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. The fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•	Provide an opportunity for meaningful stock ownership by executives;

•	Align executive compensation with the Company’s vision, values and business strategies;

•	Attract and retain executives who have the leadership skills and motivation deemed critical to the Company’s ability to enhance shareholder value;

•	Provide compensation that is commensurate with the Company’s performance and the contributions made by executives toward that performance; and

•	Support the long-term growth and success of the Company.

Desired Position Relative to the “Market.”  The program is intended to provide total annual compensation at market when the Company meets its financial performance goals. At the same time, the program seeks to provide above-average total annual compensation if the Company’s financial performance goals are exceeded, and below-average total annual compensation if the Company’s financial performance goals are not achieved.

At the beginning of each fiscal year, the Compensation Committee reviews survey information and a Hewitt-prepared analysis of executive compensation paid to executives by a comparable group of companies. The Compensation Committee uses the survey information and analysis to review the market and set total compensation targets under the Company’s executive compensation program for the fiscal year.

The Compensation Committee also reviews each year the members of the comparable company group to ensure the group consists of companies that satisfy the Compensation Committee’s guidelines and to make any changes in the group the Compensation Committee deems appropriate. The Compensation Committee believes the group’s members should be similar in size and complexity to the Company and represent companies with whom the Company competes for employees. The Compensation Committee, upon the recommendation of Hewitt, used the following guidelines to select the members of the comparable company group for the Committee’s 2007 fiscal year compensation decisions:

•	Major United States retailers with revenue in excess of $15 billion;

•	Large general industry companies in the consumer products and broader manufacturing and services industries with revenues in the $10 billion to $40 billion range;

•	Median total revenue for the group of $20.8 billion (compared to the Company’s revenue of $46.9 billion); and

•	Median market capitalization of $24.7 billion (compared with Lowe’s market capitalization of approximately $33 billion).

The companies included in the comparable company group approved by the Compensation Committee were: 3M Company; American Standard Companies, Inc.; Best Buy Co., Inc.; CVS Corporation; Deere & Company; Federated Department Stores, Inc.; General Mills, Inc.; The Home Depot, Inc.; J.C. Penney Corporation, Inc.; Kimberly-Clark Corporation; Masco Corporation; McDonald’s Corporation; Sara Lee Corporation; Staples, Inc.; SUPERVALU, Inc.; Target Corporation; United Parcel Service, Inc.; Walgreen Co.; Wal-Mart Stores, Inc.; and Whirlpool Corporation.

Setting Total Annual Compensation Targets and Mix of Base and “At Risk” Compensation.  The Compensation Committee sets a total annual compensation target amount for each executive at the beginning of each fiscal year. As part of this process, the Compensation Committee uses as a guideline the 65th percentile of the comparable company group to set each executive’s (i) base salary, (ii) threshold, target and maximum annual non-equity incentive compensation award and (iii) equity incentive plan award.

In selecting the 65th percentile level, the Compensation Committee took into consideration that the median total revenue and the median market capitalization of the comparable company group were both less than the Company’s total revenue and market capitalization. In prior years, the survey information and analysis from the comparable company group was adjusted to take into account the Company’s larger size, and the Compensation Committee then set the total annual compensation target amounts at the 50th percentile of the adjusted survey data. The Compensation Committee decided to use unadjusted survey data for the 2007 fiscal year and to set the total annual compensation target amounts at the 65th percentile. The Compensation Committee believes that the 65th percentile is a better comparison of the size and complexity of the Company in comparison to the comparable company group. This percentile is also consistent with the financial performance of Company compared to the 65th percentile of performance of the comparable company group in several key areas, such as sales growth, growth in earnings per share, return on capital, return on equity and total shareholder return, over multiple measurement periods. The Compensation Committee also believes this approach is analogous to using size-adjusted data, but it eliminates the complexity of developing accurate size-adjusted survey data.

The program provides for larger portions of an executive’s total compensation to vary based on the Company’s performance for higher levels of executives (i.e., the most senior executive officers have more of their total compensation at risk based on Company performance than do lower levels of executives). For example, 10% of the total annual compensation target amount for the Chairman and Chief Executive Officer is fixed and paid in the form of base salary and 90% of such total target compensation amount is at risk based on the Company’s performance. For the President and Chief Operating Officer, 17% of the total annual compensation target amount is paid in the form of base salary and 83% of such amount is at risk based on the Company’s performance. For Executive Vice Presidents, 18% of the total annual compensation target amount is paid in the form of base salary and 82% of such amount is at risk based on the Company’s performance.

Stock Ownership Guidelines.  The Compensation Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and equity incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Compensation Committee also has adopted a stock ownership and retention policy for all senior vice presidents and more senior officers of the Company. The ownership targets under the current policy are ten times base salary for the Chairman and Chief Executive Officer, six times base salary for the President and Chief Operating Officer, four times base salary for all executive vice presidents and two times base salary for all senior vice presidents. Executives who are subject to the policy must retain 100% of the net shares received from the exercise of any stock options or the vesting of restricted stock granted under the Company’s equity incentive plans until the targeted ownership level is reached. The Compensation Committee reviews the share ownership of all executives subject to the policy at its meetings in March and November each year. All of the named executive officers were in compliance with the policy for fiscal year 2007.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the amount of non-performance based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by the Company’s shareholders is not subject to the $1,000,000 deduction limit. All of the Company’s equity and non-equity incentive plans have been approved by the Company’s shareholders. Consequently, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. The Compensation Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible. But whenever practical, the Compensation Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Paid under the Executive Compensation Program

The program provides for payment of the following compensation elements:

Base Salary.  Base salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and the base salaries for competitive positions in the market as described above. The Compensation Committee reviews and approves executive officers’ base salaries annually. Any action by the Compensation Committee with respect to the base salary of the Chairman and Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. For the fiscal year ended February 1, 2008, the Compensation Committee increased the base salaries of the named executive officers as follows:

	Fiscal Year 2006	Fiscal Year 2007
	Base Salary	Base Salary	Percentage
Name and Principal Position	($)	($)	Increase

Robert A. Niblock	950,000	1,050,000	10.53%
Chairman of the Board and
Chief Executive Officer

Robert F. Hull, Jr.	480,000	550,000	14.58%
Executive Vice President and
Chief Financial Officer

Larry D. Stone *	800,000	800,000	0.00%
President and Chief
Operating Officer

Gregory M. Bridgeford.	480,000	500,000	4.17%
Executive Vice President,
Business Development

Charles W. Canter, Jr.	500,000	525,000	5.00%
Executive Vice President,
Merchandising

*	The Company appointed Mr. Stone President and Chief Operating Officer effective December 16, 2006. His annual base salary rate increased from $765,000 to $800,000 effective as of that date and was not increased again in February, 2007 when the base salaries of the other named executives were reviewed and adjusted.

Non-Equity Incentive Plan Compensation.  Executives earn non-equity incentive compensation under the program for each fiscal year based on the Company’s achievement of one or more financial performance measures established at the beginning of the fiscal year by the Compensation Committee. For the fiscal year ended February 1, 2008, the performance measure selected by the Compensation Committee was the percentage increase in the Company’s earnings before interest and taxes (“EBIT”) over the immediately preceding year. The Compensation Committee believes EBIT is an effective performance measure for the annual incentive compensation plan because it rewards growth in the profitability of existing stores and the development of new stores that contribute quickly to the Company’s earnings.

The Compensation Committee established a threshold rate of 5% EBIT growth that must be achieved before any non-equity incentive compensation would be earned, a 9% EBIT growth rate for which target non-equity incentive compensation amounts would be earned and a 14% EBIT growth rate for which the maximum non-equity incentive compensation amounts would be earned. The Company’s EBIT for the 2007 fiscal year decreased by 8.65%. Based on that EBIT result, none of the named executive officers were paid any non-equity incentive compensation for fiscal year 2007.

Equity Incentive Plan Awards.  The Company’s equity incentive plans authorize awards of stock options, performance- and time-vested restricted stock, performance accelerated restricted stock (“PARS”), performance shares and stock appreciation rights. Although the Compensation Committee generally has the discretion to establish the terms of all awards, the equity incentive plans limit certain award terms. For example, the Compensation Committee may not extend the original term of a stock option or, except as provided by the plans’ anti-dilution provision, reduce its exercise price. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of financial performance objectives prescribed by the Compensation Committee.

At its meeting in January or February each year, the Compensation Committee makes its annual equity incentive award decisions. Currently, all store managers and employees in more senior positions are eligible to receive an annual equity incentive award. The effective date for the annual equity awards is the March 1 following the Compensation Committee’s January or February meeting.

At the January or February meeting, the Compensation Committee considers and approves the following factors related to the awards:

•	The base salary multiple to be used to determine the total value of the equity incentive award. The multiple set by the Compensation Committee is multiplied by each executive’s actual base salary amount to determine the target grant date value of the executive’s equity incentive award. On January 25, 2007, after reviewing the market survey information, the Compensation Committee approved the following base salary multiples for the March 1, 2007 awards to the named executive officers: Mr. Niblock — 7.0 times base salary; Mr. Stone — 4.0 times base salary; and Messrs. Hull, Bridgeford and Canter — 3.5 times base salary.

•	The percentage of the total target grant date value of the award to be awarded as stock options, shares of restricted stock, PARS or another form of award permitted by the equity incentive plans. On January 25, 2007, the Compensation Committee determined that 50% of the total grant date value of the awards to the named executive officers should be in the form of restricted stock and the remaining 50% should be in the form of stock options.

•	The vesting terms for the awards. The Compensation Committee previously approved a three-year vesting schedule for stock option awards, and the Committee made no change in that vesting schedule for the March 1, 2007 stock option awards.

The Compensation Committee did approve a significant change in the vesting terms applicable to the restricted stock awarded to the senior executive officers on March 1, 2007. The Compensation Committee decided that the restricted stock would be performance-vested restricted stock that will become vested only if the Company satisfies a performance objective set by the Compensation Committee. The performance objective selected by the Compensation Committee is the Company’s return on non-cash average assets (“RONCAA”). The Compensation Committee set a threshold and target RONCAA for the vesting of the performance-based restricted stock. A threshold average RONCAA must be achieved over the three fiscal year performance period that includes fiscal years 2007 through 2009 before any of the performance-vested restricted stock awarded on March 1. 2007 will become vested.

RONCAA is computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each year in the performance period are then averaged to yield a RONCAA for the three-year performance period. The Compensation Committee believes that RONCAA is an effective measure of Company and management performance as it measures the effective utilization of assets other than cash, cash equivalents and short term investments and it focuses management on strategic growth over a three-year period, rather than immediate return.

If the threshold three-year average RONCAA level is achieved, 25% of the restricted stock will vest. It the target average RONCAA level is achieved, 100% of the restricted stock will vest. The Compensation Committee believes it is likely that between 75% and 100% of the restricted stock granted will become vested at the end of the three-year performance period in 2010.

•	The relative value factor for each type of award. The market value of the Company’s Common Stock is multiplied by the relative value factor for each type of award (for fiscal year 2007 awards, 0.33 for stock options and 0.688 for performance based restricted stock) to calculate the number of shares to be included in the awards. The market value of the Company’s Common Stock as of March 1 is used to determine the number of shares included in the equity incentive awards to all executives who are not subject to Section 16 of the Securities Exchange Act of 1934. The

Compensation Committee holds a telephonic meeting in February to approve the actual number of shares to be included in the equity incentive awards to Section 16 officers, and the value of the Company’s Common Stock approximately one week before the telephonic meeting is used solely for purposes of determining the number of shares included in the awards. The exercise price for all stock options included in the equity awards is equal to the closing price of the Company’s Common Stock on the March 1 grant date (or the most recent prior business day in the event March 1 falls on a non-business day).

Pursuant to authority delegated by the Compensation Committee, on May 1, August 1 and November 1 of each year, the Chairman and Chief Executive Officer makes equity incentive awards to all employees who are hired or promoted into a store manager or more senior position after the preceding March 1 annual grant date and who are not Section 16 officers. The same number of shares for each position as were granted on the preceding March 1 are granted on the succeeding May 1, August 1 or November 1 at the closing price of the Company’s Common Stock on those dates.

Any other equity incentive grants, such as special retention grants or hiring package grants to Section 16 officers are reviewed and approved by the Compensation Committee at a meeting held prior to the grant effective date.

On December 12, 2007, the Compensation Committee held a telephonic meeting and approved a special retention restricted stock award of 8,000 shares to all Executive Vice Presidents and 4,000 shares to all Senior Vice Presidents. (The Chairman and Chief Executive Officer and the President and Chief Operating Officer did not receive a retention award.) The shares were awarded on December 14, 2007 and will become vested on December 14, 2010.

Other Compensation

The Company’s executive officers participate in the Lowe’s 401(k) Plan and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company makes only nominal use of perquisites in compensating its executive officers. The Company provides limited supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees. The Company’s total cost for providing such supplemental coverage to the twenty-five executives in this category is approximately $35,750. All senior vice presidents and more senior officers of the Company are required to use professional tax preparation, filing and planning services, and the Company reimburses the cost of such services up to a maximum of $5,000 per calendar year (grossed up for taxes). Such officers are also required to receive an annual physical examination, at the Company’s expense, subject to maximum amounts that are based on the officer’s age. In March, 2007, the Compensation Committee approved a policy that permits the President and Chief Operating Officer to use Company-owned aircraft for up to 25 hours a year of personal travel. The Compensation Committee approved the policy to provide additional compensation to the President and Chief Operating Officer and to recognize his assumption and performance of additional duties and responsibilities. Finally, the independent members of the Board of Directors require the Chairman and Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chairman and Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chairman and Chief Executive Officer or the President and Chief Operating Officer for the taxable value of their use of corporate aircraft for personal travel.

Nonqualified Deferred Compensation Programs

The Company sponsors three nonqualified deferred compensation programs for senior management employees: the Benefit Restoration Plan, the Cash Deferral Plan and the Deferred Compensation Program.

The Company’s Benefit Restoration Plan provides qualifying executives with benefits equivalent to those received by all other employees under the Company’s 401(k) Plan. Qualifying executives are those whose contributions, annual additions and other benefits, as normally provided to all participants under the tax-qualified 401(k) Plan, would be curtailed by the effect of Internal Revenue Code limitations and restrictions.

The Cash Deferral Plan permits qualifying executives to voluntarily defer a portion of their base salary, non-equity incentive compensation and certain other bonuses on a tax-deferred basis. Qualifying executives are those employed by the Company in more senior positions. The Company does not make matching or any other contributions to the Cash Deferral Plan.

The Deferred Compensation Program is a part of all the Company’s equity incentive plans. Prior to 2005, the Deferred Compensation Program allowed executives at or above the vice president level to defer receipt of certain equity incentive plan compensation (vested restricted stock awards and performance accelerated restricted stock awards and gains on non-qualified stock options) and required the deferral of equity incentive plan compensation to the extent that such compensation would not be deductible by the Company for federal income tax purposes due to the limitation imposed by Internal Revenue Code Section 162(m) on the deductibility of compensation that is not performance-based. The Deferred Compensation Program was amended in 2005 to provide that the only deferrals permitted after 2004 are mandatory deferrals of equity incentive plan compensation that is not deductible under Internal Revenue Code Section 162(m). Any shares representing stock incentives that are deferred under the Deferred Compensation Program are cancelled and tracked as “phantom” shares. During the deferral period, the participant’s account is credited with amounts equal to the dividends paid on actual shares.

All of the Company’s nonqualified deferred compensation programs are unfunded. Any deferred compensation payment obligations under the programs are at all times unsecured payment obligations of the Company.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into Management Continuity Agreements with each of the named executive officers. Other than the termination compensation amounts, the agreements are identical.

The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements provide for three-year terms. On the first anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company elects not to extend the term. All agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of (a) for Messrs. Niblock and Stone, three times the executive’s annual base salary, non-equity incentive compensation and welfare insurance costs, and (b) for Messrs. Hull, Bridgeford and Canter, 2.99 times the executive’s annual base salary, non-equity incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The following table shows the amounts that would have been payable to the named executive officers if a change in control of the Company had occurred on February 1, 2008 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

		Welfare	Stock	Restricted	Excise Tax
	Severance	Benefits	Options	Stock	Gross-up	Total
Name	($)(1)	($)(1)	($)(2)	($)(3)	($)	($)

Mr. Niblock	8,865,587	27,948	0	15,764,350	6,985,049	31,642,934
Mr. Hull	3,030,044	27,860	0	3,640,875	2,275,239	8,974,018
Mr. Stone	5,066,050	27,948	0	8,827,525	0	13,921,523
Mr. Bridgeford	2,805,597	27,860	0	5,071,675	0	7,905,132
Mr. Canter	2,945,877	27,860	0	3,223,030	1,889,675	8,086,442

(1)	Payable in cash in a lump sum.

(2)	Value (based on the closing market price of the Company’s Common Stock on February 1, 2008) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)	Value (based on the closing market price of the Company’s Common Stock on February 1, 2008) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

B.	Executive Compensation Disclosure Tables

Summary Compensation Table — This table shows the base salary, annual non-equity incentive compensation and all other compensation paid to the named executives. The table also shows the compensation expense the Company recognized for the 2006 and 2007 years for financial reporting purposes for the stock and option awards made to the named executives.

						Non-Equity
				Stock	Option	Incentive	All Other
		Salary	Bonus	Awards	Awards	Plan	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (1)	Compensation (2)	($) (3)	($)

Robert A. Niblock	2007	1,050,000	0	2,965,305	2,027,320	0	104,707	6,147,332
Chairman of the Board of	2006	950,000	0	3,020,463	1,494,537	1,037,875	97,495	6,600,370
Directors and Chief Executive Officer
Robert F. Hull, Jr.	2007	550,000	0	802,413	601,195	0	29,953	1,983,561
Executive Vice President	2006	480,000	0	743,011	443,978	308,304	23,614	1,998,907
and Chief Financial Officer
Larry D. Stone	2007	800,000	0	1,838,397	1,085,421	0	57,438	3,781,256
President and	2006	770,039	0	2,038,311	1,016,992	491,360	34,658	4,351,360
Chief Operating Officer
Gregory M. Bridgeford	2007	500,000	0	1,049,435	588,885	0	28,285	2,166,605
Executive Vice President,	2006	480,000	0	1,144,850	546,195	308,304	24,663	2,504,012
Business Development
Charles W. Canter, Jr.	2007	525,000	0	632,042	496,699	0	25,751	1,679,492
Executive Vice President,	2006	500,000	0	661,249	349,568	321,150	30,743	1,862,710
Merchandising

(1)	For financial statement reporting purposes, the Company determines the fair value of a stock or option award on the grant date. The Company then recognizes the fair value of the award as compensation expense over the requisite service period. The fair value of a stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility, a risk-free interest rate and an estimated forfeiture rate. See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2008 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

The amounts presented are the dollar amounts of compensation expense recognized for awards granted in the fiscal year ended February 1, 2008 and in previous fiscal years, except the compensation expense amounts have not been reduced by the Company’s estimated forfeiture rate. Executives receive dividends on unvested shares of restricted stock and the right to receive dividends has been factored into the determination of the fair value of the stock awards and the resulting amounts presented above.

(2)	No amounts were earned under the Company’s non-equity incentive plan for the fiscal year ended February 1, 2008 based on a decrease of 8.65% in the Company’s net earnings before interest and taxes over the immediately preceding fiscal year, which was less than the threshold growth level of 5% required for any award. The terms of the plan are described in Footnote 1 to the Grants of Plan-Based Awards table.

(3)	Amounts presented consist of the following for the 2007 fiscal year:

	Company Matching
	Contributions to				Personal
		Benefit	Reimbursement of Tax		Use of	Cost of Company
		Restoration	Compliance Costs		Corporate	Required
	401(k) Plan	Plan	Cost	Tax Gross-Up	Aircraft	Physical Exam
Name	($)	($)	($)	($)	($)	($)

Mr. Niblock	7,019	33,626	4,750	3,563	49,185	6,564
Mr. Hull	9,353	14,880	800	600	0	4,320
Mr. Stone	4,894	24,799	2,400	1,800	19,172	4,373
Mr. Bridgeford	5,640	12,971	4,218	3,164	0	2,292
Mr. Canter	5,565	13,910	2,300	1,725	0	2,251

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards — This table presents the potential annual non-equity incentive awards the executives were eligible to earn in 2007 and the restricted stock and the stock options awarded to the named executives during 2007.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise or	Grant Date
			Estimated Future Payouts Under			Number of	Number of	Base	Fair Value
		Date of	Non-Equity Incentive Plan			Shares of	Securities	Price of	of Stock and
		Compensation	Awards (1)			Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Action	($)	($)	($)	(#) (2)	(#) (3)	($/Sh)	($)

Mr. Niblock			367,500	2,100,000	3,150,000
	03/01/07	02/22/07				161,000	335,000	32.21	7,931,236

Mr. Hull			192,500	550,000	1,100,000
	03/01/07	02/22/07				42,000	88,000	32.21	2,074,006
	12/14/07	12/12/07				8,000			181,760

Mr. Stone			280,000	1,000,000	2,000,000
	03/01/07	02/22/07				70,000	146,000	32.21	3,451,214

Mr. Bridgeford			175,000	500,000	1,000,000
	03/01/07	02/22/07				38,000	80,000	32.21	1,879,604
	12/14/07	12/12/07				8,000			181,760

Mr. Canter			183,750	525,000	1,050,000
	03/01/07	02/22/07				40,000	84,000	32.21	1,976,805
	12/14/07	12/12/07				8,000			181,760

(1)	The executives are eligible to earn annual non-equity incentive compensation under the Company’s non-equity incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Compensation Committee. For the fiscal year ended February 1, 2008, the performance measure selected by the Compensation Committee was the percentage increase in the Company’s earnings before interest and taxes over the immediately preceding year. The threshold, target and maximum amounts presented would be earned for increases of 5%, 9% and 14%, respectively in the Company’s earnings before interest and taxes over the fiscal year that ended February 3, 2006. The actual percentage decrease in the Company’s earnings before interest and taxes for the fiscal year ended February 1, 2008 was 8.65% and the executives earned none of the potential incentive compensation for the fiscal year.

(2)	The stock awards granted on March 1, 2007 become vested based on the Company’s achievement of a threshold and target average return on non-cash average assets for the three fiscal year period that includes fiscal years 2007 through 2009. If the Company achieves the threshold average return, 25% of the shares will become vested. All of the shares will become vested if the Company achieves the target average return. The stock awards granted on December 14, 2007 become vested on December 14, 2010.

In the event an executive terminates employment due to death, disability or retirement, (a) any unvested shares granted on December 14, 2007 will become vested (however, the shares granted to Messrs. Hull and Canter will not become transferable in the event of their retirement until December 14, 2010) and (b) any unvested shares awarded on March 1, 2007 will become vested based on the Company’s achievement of the performance vesting requirements applicable to those shares. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock, Stone, Bridgeford and Canter have satisfied the age and service requirement for retirement. Mr. Hull will satisfy the age and service requirement for retirement upon attainment of age fifty-five (55). The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(3)	All options have a seven-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability and remain exercisable until their expiration dates. In the event an executive retires, the options will become exercisable in accordance with the original three-year vesting schedule and remain until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 2 above.

Outstanding Equity Awards at Fiscal Year-End — This table presents information about unvested stock and option awards held by the named executives on February 1, 2008.

						Stock Awards
	Option Awards						Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#) (4)	($)

Mr. Niblock	170,000	0		22.85	02/01/09
	152,000	0		21.99	03/01/09
	298,000	0		19.65	03/01/10
	102,000	0		28.37	03/01/11
	96,000	48,000	(1)	29.17	03/01/12
	70,000	140,000	(2)	34.16	03/01/13
	0	335,000	(3)	32.21	03/01/14
						617,000	15,764,350

Mr. Hull	70,000	0		22.85	02/01/09
	12,340	0		21.99	03/01/09
	60,180	0		19.65	03/01/10
	10,000	0		22.85	03/01/10
	21,150	0		28.37	03/01/11
	35,334	17,666	(1)	29.17	03/01/12
	20,668	41,332	(2)	34.16	03/01/13
	0	88,000	(3)	32.21	03/01/14
						142,500	3,640,875

Mr. Stone	170,000	0		22.85	02/01/09
	199,452	0		21.99	03/01/09
	316,912	0		19.65	03/01/10
	98,000	0		28.37	03/01/11
	66,000	33,000	(1)	29.17	03/01/12
	38,000	76,000	(2)	34.16	03/01/13
	0	146,000	(3)	32.21	03/01/14
						345,500	8,827,525

Mr. Bridgeford	120,000	0		22.85	02/01/09
	48,060	0		21.99	03/01/09
	82,000	0		19.65	03/01/10
	52,000	0		28.37	03/01/11
	35,334	17,666	(1)	29.17	03/01/12
	20,668	41,332	(2)	34.16	03/01/13
	0	80,000	(3)	32.21	03/01/14
						198,500	5,071,675

Mr. Canter	120,000	0		22.85	02/01/09
	43,512	0		21.99	03/01/09
	55,092	0		19.65	03/01/10
	21,150	0		28.37	03/01/11
	13,528	6,762	(1)	29.17	03/01/12
	21,334	42,666	(2)	34.16	03/01/13
	0	84,000	(3)	32.21	03/01/14
						126,146	3,223,030

(1)	These options became vested on March 1, 2008.

(2)	These options become vested in two equal annual installments on March 1, 2008 and March 1, 2009.

(3)	These options become vested in three equal annual installments on March 1, 2008, March 1, 2009 and March 1, 2010.

(4)	Executives receive dividends on unvested shares of restricted stock. The unvested stock awards become vested as follows:

	March 1,	September 1,	March 1,	March 1,	December 14,	March 1,
	2008	2009	2010	2010	2010	2011	Total
Name	(#)	(#)	(#)(1)	(#)(2)	(#)	(#)(1)	(#)

Mr. Niblock	200,000	60,000	72,000	161,000	0	124,000	617,000
Mr. Hull	0	30,000	26,500	42,000	8,000	36,000	142,500
Mr. Stone	120,000	40,000	49,500	70,000	0	66,000	345,500
Mr. Bridgeford	60,000	30,000	26,500	38,000	8,000	36,000	198,500
Mr. Canter	0	30,000	10,146	40,000	8,000	38,000	126,146

(1)	These shares are performance accelerated restricted shares or PARS. The PARS that are scheduled to vest on March 1, 2010 were granted on March 1, 2005. The PARS that are scheduled to vest on March 1, 2011 were granted on March 1, 2006. The vesting of 50% of the PARS that are scheduled to vest on March 1, 2010 and March 1, 2011 will be accelerated to March 1, 2008 and March 1, 2009, respectively, if the Company achieves an average return on non-cash beginning assets set by the Compensation Committee at the time the PARS were awarded during the three fiscal years after the grant date. The vesting of all of the PARS that are scheduled to vest on March 1, 2010 and March 1, 2011 will be accelerated to March 1, 2009 and March 1, 2010, respectively, if the Company achieves an average return on non-cash beginning assets set by the Compensation Committee at the time the PARS were awarded during the four fiscal years after the grant date.

(2)	These shares are performance vested restricted shares awarded on March 1, 2007. These shares will become vested only if the Company achieves a target average return on non-cash average assets set by the Compensation Committee for the three year performance period that includes fiscal years 2007 through 2009. A portion of the shares will become vested if the Company achieves an average return on non-cash average assets that is at least the threshold level set by the Compensation Committee but less than the target level.

Option Exercises and Stock Vested at Fiscal Year-End — This table presents information about stock options exercised by the named executive officers and the number and value of stock awards that became vested in the named executive officers during the 2007 fiscal year.

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on	Value Realized on		Acquired on	Value Realized
	Exercise	Exercise		Vesting	on Vesting
Name	(#)	($)		(#)	($)

Mr. Niblock	114,720	1,791,043		51,000	1,642,710	(2)
Mr. Hull	8,588	90,791	(1)	10,576	340,653
Mr. Stone	268,732	5,093,139		49,000	1,578,290	(2)
Mr. Bridgeford	91,800	1,444,812		26,000	837,460	(2)
Mr. Canter	0	0		10,576	340,653

(1)	Mr. Hull elected under the Company’s Deferred Compensation Program to defer receipt of $9,411 of this amount.

(2)	Delivery of all (in the case of Mr. Niblock) or a portion (in the case of Messrs. Stone and Bridgeford) of these shares was mandatorily deferred under the Company’s Deferred Compensation Program. The shares will be delivered to the executive when the distribution is fully deductible by the Company for federal income tax purposes and not subject to the deduction limitation under Section 162(m) of the Internal Revenue Code. The Deferred Compensation Program is described in the introductory narrative to the Nonqualified Deferred Compensation table.

Nonqualified Deferred Compensation — The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows any management employee who is classified as a “highly compensated employee” under the Internal Revenue Code to elect to defer receipt of the difference between (i) 6% of the sum of base salary and annual non-equity incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual non-equity incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

The DCP requires the deferral of any equity incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
	Plan	Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Name	($) (1)	($) (1)	($) (1)	($)	($) (1)

Mr. Niblock	BRP	114,538	56,978	(44,516)	0	2,282,101
	CDP	0	0	0	0	0
	DCP	1,642,710	0	(325,880)	0	1,316,830
Mr. Hull	BRP	41,952	21,817	(36,698)	0	619,286
	CDP	0	0	0	0	0
	DCP	9,411	0	(29,166)	0	102,213
Mr. Stone	BRP	67,439	35,854	(113,342)	0	1,800,143
	CDP	0	0	0	0	0
	DCP	1,441,398	0	(959,822)	27,464	3,202,092
Mr. Bridgeford	BRP	39,125	19,908	(21,735)	0	1,105,799
	CDP	0	0	0	0	0
	DCP	371,703	0	(1,401,664)	31,656	4,365,534
Mr. Canter	BRP	41,332	21,136	(18,950)	0	636,627
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

(1)	The following table shows the extent to which the amounts presented above as “Executive Contributions” and “Registrant Contributions” are reported as compensation for the 2007 fiscal year in the Summary Compensation Table shown on page 21. Because none of the Company’s deferred compensation plans provide above-market or preferential earnings on deferred amounts, none of the amounts presented above as “Earnings” are reported as compensation for the 2007 fiscal year in the Summary Compensation Table shown on page 21.

The “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” amounts in the Summary Compensation Table are presented on an accrual basis and include any Non-Equity Incentive Plan Compensation and Company matching contributions earned for the fiscal year ended February 1, 2008 but not paid until after the end of the year in March 2008. The amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP are presented on a cash basis and include deferrals and Company matching contributions related to Non-Equity Incentive Plan Compensation earned for the fiscal year ended February 2, 2007 and paid in March 2007. The difference between the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP and the BRP contributions shown below are reported as compensation for the 2006 fiscal year compensation in the Summary Compensation Table.

The amounts presented in the Summary Compensation Table for “Stock Awards” and “Options Awards” are the amounts of compensation expense recognized by the Company for financial statement reporting purposes for the fiscal year ended February 1, 2008. The amounts presented above as “Executive Contributions” to the DCP represent the market value of stock awards that vested or gain from stock options that were exercised during the fiscal year ended February 1, 2008 and were deferred under the DCP. The amounts presented below as “Executive Contributions” to the DCP represent the compensation expense recognized by the Company for such deferred awards and stock option gains for the fiscal year ended February 1, 2008.

		Amount of Executive	Amount of Registrant
		Contributions	Contributions
		included in 2007	included in 2007
		Fiscal Year	Fiscal Year
		Compensation in	Compensation in
		Summary	Summary
		Compensation Table	Compensation Table
	Plan	on Page 21	on Page 21
Name	Name	($)	($)

Mr. Niblock	BRP	52,265	33,626
	CDP	N/A	N/A
	DCP	37,106	N/A
Mr. Hull	BRP	23,454	14,880
	CDP	N/A	N/A
	DCP	0	N/A
Mr. Stone	BRP	37,957	24,799
	CDP	N/A	N/A
	DCP	32,559	N/A
Mr. Bridgeford	BRP	20,627	12,971
	CDP	N/A	N/A
	DCP	8,396	N/A
Mr. Canter	BRP	22,063	13,910
	CDP	N/A	N/A
	DCP	N/A	N/A

C.	Report of the Compensation and Organization Committee

The Compensation and Organization Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008.

Marshall O. Larsen, Chairman
Leonard L. Berry
Dawn E. Hudson
Robert A. Ingram
Richard K. Lochridge

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of February 1, 2008.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation
	Options, Warrants	Options, Warrants	Plans (Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(#) (1)	($) (1)	(#) (2)

Equity compensation plans approved by security holders	28,164,124	26.65	68,537,108	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	28,164,124	26.65	68,537,108	(3)

(1)	This column contains information regarding employee stock options and deferred stock units only; there are no warrants or stock appreciation rights outstanding. However, the weighted average exercise price shown in column (b) does not take into account deferred stock units since they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*	45,122,168 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, and restricted stock units to key employees under the Company’s 2006 Long Term Incentive Plan. Stock options granted under the 2006 Plan generally have terms of seven years, normally vest evenly over three years, and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant. No awards may be granted under the 2006 Plan after 2016.

*	511,992 shares available under the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan. This Plan allows the award of stock options or deferred stock units to non-employee directors. No awards may be granted under this Plan after May, 2008. Options awarded under this Plan vest evenly over three years, expire after seven years and are assigned an exercise price equal to the fair market value of the Common Stock on the Award Date. Deferred stock units granted under this Plan are fully vested and paid in the form of Common Stock after the termination of the director’s service.

*	22,902,948 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may participate in the purchase of designated shares of the Company’s Common Stock. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Steven M. Stone, Senior Vice President and Chief Information Officer of the Company, is the brother of Larry D. Stone, the Company’s President and Chief Operating Officer. For the 2007 fiscal year, Steven M. Stone received a base salary of $420,000 and no non-equity incentive compensation award. He also received a matching contribution of $9,663 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 16,000 shares at an exercise price of $32.21 per share (ii) 8,000 shares of performance-vested restricted stock and (iii) 4,000 shares of time-vested restricted stock. Steven M. Stone’s compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves all compensation actions for the Company’s executive officers, including Steven M. Stone. Larry D. Stone does not have a material interest in the Company’s employment relationship with Steven M. Stone, nor does he share a home with him.

The Company paid $100.7 million in the fiscal year that ended February 1, 2008 to ECMD, Inc., a vendor to the Company for over 25 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Executive Vice President of Business Development, is a senior officer and owner of less than five percent of the common stock of ECMD, Inc. Neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with the independent registered public accounting firm the matters required to be communicated to audit committees by Statement on Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS No. 99;

•	received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on our internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the review and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008.

Stephen F. Page, Chairman
David W. Bernauer
Peter C. Browning
Robert L. Johnson
O. Temple Sloan, Jr.

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2007	2006

Audit Fees (1)	$2,554,922	$2,639,341
Audit-Related Fees (2)	361,303	166,091
Tax Fees (3)	0	51,414
All Other Fees	0	0

(1)	Audit fees consist of fees billed for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of our internal control over financial reporting.

(2)	Audit-related fees are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2008. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE
TO APPROVE AMENDMENTS TO LOWE’S ARTICLES OF INCORPORATION
ELIMINATING THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

The Board of Directors has adopted, and recommends that Lowe’s shareholders approve, amendments to Section 8. “Board of Directors” of the Company’s Articles of Incorporation providing for:

•	the phased-in elimination of the classified structure of the Board of Directors; and

•	the removal of the supermajority vote requirements in Article 8.

A copy of Section 8 of the Company’s Articles of Incorporation as modified by the proposed amendments is attached as Appendix B to this Proxy Statement. An explanation of the proposed amendments is included below.

Declassification of Board of Directors

A nonbinding shareholder proposal to declassify the Board of Directors was included in the Company’s 2007 Proxy Statement and received favorable votes from a majority of the outstanding shares of the Company’s Common Stock. The Governance Committee of Lowe’s Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s classified Board structure. While the Board believes that the classified Board structure has promoted continuity and stability and encouraged a long-term perspective on the part of directors, it recognizes the growing sentiment of the Company’s shareholders and a number of institutional investor groups that the annual election of directors would enhance Lowe’s corporate governance policies. In light of shareholder sentiment and corporate governance trends, Lowe’s Board has determined that it is in the best interests of the Company and its shareholders to eliminate the Company’s current classified Board structure.

The Company’s Articles of Incorporation currently provides that the Board of Directors is divided into three classes, as nearly equal in number as possible, with the members of each class serving staggered three-year terms. If the proposed amendments are approved, current directors, including Class I directors elected to three-year terms at this year’s Annual Meeting, will continue to serve the remainder of their elected terms. Class II directors with terms expiring at the 2009 Annual Meeting will be elected to two-year terms expiring at the 2011 Annual Meeting and Class III directors with terms expiring at the 2010 Annual Meeting will be elected to one-year terms expiring at the 2011 Annual Meeting. Beginning with the 2011 Annual Meeting of Shareholders, and at each Annual Meeting thereafter, all directors will be elected annually.

Removal of Supermajority Vote Requirements in Article 8

In conjunction with the amendments to declassify the Company’s Board of Directors, the Board has also adopted, and is recommending to shareholders for approval, amendments that would result in the removal of the two supermajority vote provisions contained in Article 8 of the Company’s Articles of Incorporation. These provisions require the vote of seventy percent (70%) of the Company’s outstanding shares for (1) removing directors and (2) amending or repealing Article 8 (Board of Directors). Lowe’s Board, in their continuing review of corporate governance matters, and after careful consideration, has concluded that in light of the proposed amendments to declassify the Board of Directors, it is appropriate to eliminate these supermajority vote requirements.

Votes Needed

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock is required for approval of the proposed amendments. If approved, the amendments to the Company’s Articles of Incorporation would become effective upon the filing of Articles of Amendment with the Secretary of State of the State of North Carolina, which Lowe’s would do promptly after the Annual Meeting. The Board of Directors recommends a vote “FOR” the proposed amendments. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FOUR
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING SUPERMAJORITY VOTE REQUIREMENTS

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owning more than $2,000 of Lowe’s Common Stock, has informed us that he intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

4 — Adopt Simple Majority Vote
RESOLVED, Shareowners urge our company to take all steps necessary, in compliance with applicable law, to fully adopt simple majority vote requirements in our Charter and By-laws. This includes any special solicitations needed for adoption.

Simple majority vote won a remarkable 72% yes-vote average at 24 major companies in 2007. The Council of Institutional Investors www.cii.org recommends adoption of simple majority vote.

Adoption of this proposal will facilitate the adoption of annual election of each director which won 72%-support at our 2007 annual meeting. The Council of Institutional Investors recommends the adoption of shareholder proposals upon receiving their first majority vote.

Currently a 1%-minority can frustrate the will of our 69%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes.

While companies often state that the purpose of supermajority requirements is to protect minority shareholders, supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	We did not have an Independent Board Chairman or even a Lead Director.
•	Two directors served on 6 boards each — Over-commitment concern.
Mr. Ingram
Mr. Browning

•	We were allowed to vote on individual directors only once in 3-years — Accountability concern.
•	We would have to marshal a 70% shareholder vote to make certain key governance improvements — Entrenchment concern.
•	A 70%-vote was required to remove a director for cause.

•	We had no shareholder right to:
1) Cumulative voting.
2) Act by written consent.
3) Call a special meeting.

•	Thus future shareholder proposals on the above topics could obtain significant support.
•	Poison pill: Our directors can adopt a poison pill that is never subject to a shareholder vote.
•	Our full board met only 6-times in a year.

Additionally:

•	Two directors owed [sic] zero stock:
Mr. Ingram
Mr. Johnson

•	Mr. Ingram was also designated as “Accelerated Vesting” director by The Corporate Library, http://www.thecorporatelibrary.com, an independent investment research firm, due to his involvement with a board that sped up stock option vesting to avoid recognizing the related cost.
•	Four of our directors also served on boards rated D by the Corporate Library:

1) Mr. Browning	Wachovia (WB)
Acuity Brands (AYI)
2) Mr. Ingram	Wachovia (WB)
Valeant Pharmaceuticals (VRX)
3) Mr. Page	PACCAR (PCAR)
4) Mr. Sloan	Bank of America (BAC)
Highwoods Properties (HIW)
The above concerns show there is room for improvement and reinforces the reason to take one step forward to encourage our board to respond positively to this proposal:
Adopt Simple Majority Vote —
Yes on 4

Lowe’s Board of Directors Statement OPPOSING This Proposal

Few actions require a supermajority vote.  Lowe’s Board of Directors understands the concerns of the proponent regarding meaningful shareholder voting and effective corporate governance practices. Under the Company’s existing governance documents, a simple majority vote requirement already applies to most matters submitted for shareholder approval. In fact, the Company has only four supermajority voting provisions, all contained in Articles 8 and 9 of its Articles of Incorporation, requiring the vote of seventy percent (70%) of the Company’s outstanding shares. These limited provisions relate to: (1) removal of directors (Article 8); (2) amendment or repeal of Article 8; (3) certain business combinations (Article 9); and (4) amendment or repeal of Article 9.

We are recommending elimination of certain supermajority voting requirements.  The Board of Directors has adopted, and is recommending to shareholders for approval at this Annual Meeting, amendments to the Company’s Articles of Incorporation to eliminate the supermajority vote requirements related to removing directors and amending or repealing Article 8. Specifically, the Company’s proposal (see Proposal Three in this Proxy Statement), if approved by shareholders, would eliminate the first and second supermajority provisions referred to above. A copy of Section 8 of the Company’s Articles of Incorporation, as modified by the proposed amendments, is attached as Appendix B to this Proxy Statement.

The remaining supermajority vote provisions protect shareholder interests.  The Board strongly believes, however, that the remaining supermajority voting provisions, which relate to the vote required for certain business combinations, should be maintained because they are intended to preserve and maximize the value of the Company for all shareholders. The provisions are not intended to and do not entrench management or reduce accountability. They are designed, instead, to protect all shareholders against self-interested actions by one large shareholder or several shareholders cooperating with one another. Without these supermajority provisions, it may be possible for one large shareholder, or a group of shareholders acting in concert, whose interests diverge from those of other shareholders, to approve an extraordinary transaction that is not in the best interests of Lowe’s and that is opposed by nearly half of the Company’s shareholders. Lowe’s Board of Directors believes that such significant corporate events should have the support of a broad consensus of the Company’s shareholders rather than a simple majority.

The supermajority vote provisions also are designed to encourage any potential acquirer of the Company to negotiate directly with the Board of Directors. The Board has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of the Company and its shareholders. The Company’s Board of Directors, with ten of its eleven directors not being members of management, is independent. Each director, other than the Chairman of the Board who is also the Chief Executive Officer of the Company, and all of the members of the Audit Committee, Compensation and Organization Committee and Governance Committee are “independent” under the Company’s Categorical Standards for Determination of Director Independence and the standards established by the New York Stock Exchange and the Securities and Exchange Commission. The Company believes its independent Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all shareholders and to protect shareholders against abusive tactics during a takeover process. Elimination of these supermajority provisions, especially when combined with the current proposal to eliminate the Company’s classified Board structure, would make it more difficult for Lowe’s independent Board to preserve and maximize shareholder value for all shareholders.

We are committed to effective governance.  The proponent contends that approval of this proposal would serve as a means of improving the Company’s corporate governance by lowering the required vote to approve governance changes. After careful consideration of the proposal, the Company’s Board of Directors does not believe that implementation of this proposal would enhance the Company’s corporate governance practices. Lowe’s Governance Committee of the Board of Directors regularly considers and evaluates corporate governance developments and recommends to the Board modifications to the Company’s corporate governance guidelines. For example, in 2006, Lowe’s was one of the first companies to adopt majority voting in uncontested director elections. Moreover, in addition to the proposed amendments to the Company’s Articles of Incorporation discussed above, the Board, in recognition of shareholder sentiment and corporate governance trends, has also adopted, and is recommending to shareholders for approval, amendments to the Company’s Articles of Incorporation to eliminate the Company’s current classified Board structure and provide for the annual election of all directors (see Proposal Three in this Proxy Statement). Additionally, as outlined in the section of this Proxy Statement on the Board of Directors, the Company’s governance policies and practices comply with all requirements of the NYSE and SEC corporate governance standards.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL FIVE
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING EXECUTIVE COMPENSATION PLAN

Central Laborers’ Pension Fund, P.O. Box 1267, Jacksonville, IL 62651, owning more than $2,000 of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Pay for Superior Performance Principle Proposal

Resolved:  That the shareholders of Lowe’s Companies, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a Pay for Superior Performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

• Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

• Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

• Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

• Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

• Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement:  We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that the Pay for Superior Performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the Pay for Superior Performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the Pay for Superior Performance principle:

•	The target performance levels for the annual incentive plan metrics are not peer group related.

•	The annual incentive plan provides for below target payout.

•	Options vest ratably over 3 years.

•	Target performance levels for the performance accelerated restricted stock metrics are not disclosed.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

Lowe’s Board of Directors Statement OPPOSING this Proposal

Lowe’s Board of Directors believes that Lowe’s existing Executive Compensation Program (the “Program”) promotes the best interests of Lowe’s shareholders by emphasizing pay for performance in achieving Lowe’s corporate goals and strategies. The Program is administered, and compensation is set, by our Compensation Committee, which is comprised solely of independent directors who have no material relationship with the Company beyond their service as a member of the Board of Directors. The Program’s fundamental objectives include:

•	maximizing shareholder value;

•	providing an opportunity for meaningful stock ownership by executives;

•	aligning executive compensation with Lowe’s vision, values and business strategies;

•	attracting and retaining executives who have the leadership skills and motivation that are critical to Lowe’s success in enhancing shareholder value;

•	providing compensation that is commensurate with Lowe’s performance and the contributions made by executives toward Lowe’s performance; and

•	supporting the long-term growth and success of Lowe’s.

The Program emphasizes pay for performance by basing a substantial proportion of total compensation, especially for higher level executives, on the Company’s performance. For example, in 2007, 90% of total target compensation for the Chairman and Chief Executive Officer was based upon Lowe’s performance. A more complete description of the policies, practices and plans that comprise the Program is contained in the Executive Officer Compensation section of this Proxy Statement.

In administering the Program, the Compensation Committee does take into account peer comparisons; however, the Committee and the Board believe that granting compensation based primarily on Lowe’s performance as measured against the standards it sets for itself is better for Lowe’s shareholders than the plan proposed by proponent. Peer companies, at any given time, may be in different circumstances or have different strategies than Lowe’s.

If compensation is based solely on a comparison against peer companies’ performance on specific measures, there may be unintended and undesirable results. Under the proposal, in a year where all or certain peer companies are failing to meet their goals or standards or are otherwise under-performing, executives of Lowe’s could be awarded significant compensation as long as Lowe’s exceeded the performance of the members of its peer group, even if Lowe’s was under-performing its own targets. Under Lowe’s current Program, the executives are not rewarded for under-performing Lowe’s targets merely because Lowe’s is exceeding its peer group’s performance. Similarly, the Compensation Committee and the Board believe that compensation plans that would pay nothing for outstanding performance at Lowe’s simply because Lowe’s did not match the performance of its peer companies in certain areas would not accomplish the purposes of performance-based compensation. In the Board’s view, executives are motivated when their performance-based compensation is tied directly to something over which they exercise some measure of control, such as their company’s performance, and not to the performance of peer companies over which they have no control. The Board therefore believes the best approach is to focus the Program primarily on Lowe’s performance against the performance targets established each year by the Committee’s independent directors.

The Program, as modified by the Committee in February 2007, does include performance-vested equity incentive awards. As more fully described in the Executive Officer Compensation section of this Proxy Statement the restricted stock awarded to the Lowe’s senior executives is performance-vested restricted stock that will become vested only if Lowe’s achieves a performance objective set by the Compensation Committee at the time of the awards. The stock options awarded to the senior executives are inherently performance-based, because each award’s ultimate value to the executive is tied directly to the market price of Lowe’s Common Stock.

Finally, the Board believes that it is in the best interest of shareholders to preserve the flexibility and discretion of the Compensation Committee to, from time to time, select and design compensation programs to attract and retain highly-qualified personnel and to align employee incentives with the overall objectives of Lowe’s shareholders. This flexibility and discretion is critical to the Committee’s ability to function effectively. Adoption of the proposal would place an unnecessary constraint on the Committee’s ability to fulfill its role and to tailor executive compensation to the Company’s goals and strategies. As a result, it could be detrimental to the long-term interests of Lowe’s shareholders.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone or by certain employees of the Company without additional compensation. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,000 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two and Three, and “AGAINST” Proposals Four and Five, as set forth in the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders and Proxy Card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon such matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Statements

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the Proxy Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or to request multiple copies of the Proxy Statement in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000 to request that only a single copy of the Proxy Statement be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Board of Directors for consideration for inclusion in the Proxy Statement relating to that meeting on or before December 15, 2008. In addition, if the Company receives notice of a shareholder proposal after March 2, 2009, the proxyholders for the 2009 Annual Meeting of Shareholders will have discretionary voting authority to vote on such proposal at the 2009 Annual Meeting of Shareholders. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

ANNUAL REPORT

The Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Company’s report to the SEC on Form 10-K for the fiscal year ended February 1, 2008 is posted at www.Lowes.com/investor and is available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Organization Committee” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April   , 2008

APPENDIX A

CATEGORICAL STANDARDS
FOR DETERMINATION
OF
DIRECTOR INDEPENDENCE

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

•	the charitable organization is not a family foundation created by the director or an immediate family member.

A-1

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

SECTION 8 OF LOWE’S
ARTICLES OF INCORPORATION
AS MODIFIED BY
PROPOSED AMENDMENTS

APPENDIX B

SECTION 8 OF LOWE’S ARTICLES OF INCORPORATION AS MODIFIED BY
PROPOSED AMENDMENTS

8.	Board of Directors.

(a) Number, Election and Term of Directors.  The Board of Directors of the Corporation shall consist of three or more individuals with the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the Directors then in office. ~~The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible, and with the term of each class expiring at the third annual shareholders meeting after its members are elected. At each Annual Meeting of Shareholders, the successors to the class of Directors whose term shall then expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders.~~ Each Director who is serving as a Director immediately following the 2008 Annual Meeting of Shareholders, or is thereafter elected a Director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2009 Annual Meeting of Shareholders, the successors of the class of Directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2011 Annual Meeting of Shareholders. At the 2010 Annual Meeting of Shareholders, the successors of the class of Directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2011 Annual Meeting of Shareholders. At the 2011 Annual Meeting of Shareholders, and at each Annual Meeting of Shareholders thereafter, all Directors shall be elected for terms expiring at the next Annual Meeting of Shareholders. Continuing until after the Annual Meeting of Shareholders in 2010, whenever the Board of Directors changes the number of Directors of the Corporation, any newly-created Directorships or any decrease in the number of Directorships shall be so apportioned to or among the classes of Directors as to make all classes as nearly equal in number as possible.

(b) Standard for Election of Directors by Shareholders.  Except as shall be otherwise permitted or authorized by these Articles of Incorporation, Directors are elected by the affirmative vote, at a meeting at which a quorum is present, of a majority of the Voting Shares voted at the meeting in person or by proxy (including those shares in respect of which votes are “withheld” pursuant to Rule 14a-4(b)(2) of the proxy solicitation rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), unless the number of nominees exceeds the number of Directors to be elected, in which case, Directors are elected by a plurality of the votes cast by the Voting Shares entitled to vote in the election at a meeting at which a quorum is present. In the event that a Director nominee fails to receive a majority of the Voting Shares voted in an election where the number of nominees equals the number of Directors to be elected, the Board of Directors may decrease the number of Directors, fill any vacancy, or take other appropriate action.

(c) Newly-Created Directorships and Vacancies.  Subject to the rights of the holders of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board of Directors, and, continuing until after the 2010 Annual Meeting of Shareholders, the Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires, subject to any requirement that they be elected by the shareholders at the Annual Meeting of Shareholders next following their election by the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

~~(d) Removal of Directors.  Subject to the rights of the holders of Preferred Stock then outstanding, any Director may be removed, with or without cause, only by the affirmative vote of the holders of at least 70% of the outstanding Voting Shares.~~

~~(e) Amendment or Repeal.  The provisions of this Article shall not be amended or repealed, nor shall any provision of this Charter be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of either:~~

~~(i) the holders of at least 70% of the outstanding Voting Shares; or~~

B-1

~~(ii) a majority of those Directors who are Disinterested Directors and the holders of the requisite number of shares specified under the applicable provision of North Carolina law for the amendment of the charter of a North Carolina corporation.~~

~~(f) Certain Definitions.  For purposes of this Article:~~

~~(i) “Disinterested Director” means any member of the Board of Directors who: (A) was elected to the Board of Directors at the 1986 Annual Meeting of Shareholders; or (B) was recommended for election by a majority of the Disinterested Directors then on the Board, or was elected by the Board to fill a vacancy and received the affirmative vote of a majority of the Disinterested Directors then on the Board.~~

~~(ii) “Voting Shares” shall mean the outstanding shares of all classes or series of the Corporation’s stock entitled to vote generally in the election of Directors.~~

(d)~~(g)~~ Elimination of Liability of Directors.  To the full extent permitted by the North Carolina Business Corporation Act, a Director of the Corporation shall not be liable for monetary damages for breach of any duty as a Director of the Corporation, and the Corporation shall indemnify any Director from liability incurred as a Director of the Corporation.

B-2

Directions to the Ballantyne Resort

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into Ballantyne Resort.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, NC and continue on I-485 to exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and Ballantyne Resort is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

1000 LOWE’S BOULEVARD MAIL CODE: 5W1R MOORESVILLE, NC 28117 VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 A.M. Eastern Time on May 30, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 12:00 A.M. Eastern Time on May 30, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lowe’s Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C BELOW AND DATE AND SIGN IN SECTION D AT THE BOTTOM OF THIS CARD. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: LOWEC1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual LOWE’S COMPANIES, INC. For Withhold For All A B 2. 3. C 4. 5. D nominee(s), mark “For All Except” and write the All All Except Election of Directors — Lowe’s Board of Directors number(s) of the nominee(s) on the line below. recommends a vote FOR the listed nominees. Nominees: 000 01) Robert A. Ingram 02) Robert L. Johnson 03) Richard K. Lochridge Proposals of Management — Lowe’s Board of Directors recommends a vote FOR Proposals 2 and 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm. To approve the amendments to Lowe’s Articles of Incorporation eliminating the classified structure of the Board of Directors. Shareholder Proposals — Lowe’s Board of Directors recommends a vote AGAINST Proposals 4 and 5. Shareholder proposal regarding supermajority vote requirements. Shareholder proposal regarding executive compensation plan. Authorized Signatures — This section must be completed for your instructions to be executed — Date and Sign Below. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Please indicate if you plan to attend this meeting. 00 Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain 000 000 000 000

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com. 2008 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 28, 2008, at the Annual Meeting of Shareholders to be held on May 30, 2008, or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof, exercising their discretion as set forth in the 2008 Notice of Annual Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposals 4 and 5. This card also constitutes voting instruction to State Street Bank and Trust Company, the Trustee of the Lowe’s 401 (k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401 (k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by a 401 (k) fiduciary committee. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. (Items to be voted appear on reverse side.)